SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
AMERICAN WOODMARK CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-1138147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3102 Shawnee Drive, Winchester Virginia, 22601
(Address, including zip code, of registrant's principal executive offices)

American Woodmark Corporation Retirement Savings Plan
(Full title of the plan)

S. Cary Dunston
President and Chief Executive Officer
American Woodmark Corporation
3102 Shawnee Drive
Winchester, Virginia 22601
(540) 665-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b--2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ] ⁪
Non-accelerated filer [ ] ⁪ (Do not check if a smaller reporting company)	Smaller reporting company [ ] ⁪

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
American Woodmark Corporation Common Stock, no par value per share	500,000	$133.58	$66,790,000	$8,316

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price, and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of the Common Stock has been calculated to be equal to the average of the high and low prices for a share of the Common Stock as reported by the NASDAQ Global Select Market on February 20, 2018, which is a specified date within five business days prior to the original date of filing of this registration statement.

(3)
Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement on Form S-8, filed by American Woodmark Corporation, a Virginia corporation (the “Registrant”), registers an additional 500,000 shares of its Common Stock, no par value per share, authorized and reserved for issuance under the American Woodmark Corporation Retirement Savings Plan (formerly known as the American Woodmark Corporation Investment Savings Stock Ownership Plan) (the “Plan”), plus an indeterminate amount of participation interests to be offered or sold pursuant to the Plan. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 Registration Statement No. 333-141621 (filed March 28, 2007) and its Form S-8 Registration Statement No. 333-186266 (filed January 29, 2013), other than as superseded hereby.

Item 3.    Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant and the Plan with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 000-14798) filed with the Commission on June 29, 2017 for the fiscal year ended April 30, 2017;
(b)	The Plan’s Annual Report on Form 11-K (File No. 000-14798) filed with the Commission on June 29, 2017 for the plan year ended December 31, 2016;
(c)
The Registrant's Quarterly Reports on Forms 10-Q (File No. 000-14798) filed with the Commission on August 30, 2017 for the fiscal quarter ended July 31, 2017 and on December 5, 2017 for the fiscal quarter ended October 31, 2017;

(d)
The Registrant's Current Reports on Forms 8-K (File No. 000-14798) filed with the Commission on (i) May 26, 2017 (dated May 26, 2017); (ii) December 1, 2017 (dated December 1, 2017); (iii) January 5, 2018 (dated January 5, 2018), as amended on February 8, 2018; (iv) February 1, 2018 (dated January 31, 2018); and (v) February 14, 2018 (dated February 12, 2018); and

(e)
The description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form 8-A (File No. 000-14798) filed with the Commission on July 15, 1986 under Section 12 of the Securities Exchange Act of 1934.

        Each document subsequently filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description	Incorporation by Reference
4.1	Amended Articles of Incorporation of the Registrant	(1)
4.2	Bylaws of the Registrant, as amended and restated	(2)
5.1	Opinion regarding legality of shares of Registrant's Common Stock	(3)
5.2	Undertaking regarding Plan	(4)
23.1	Consent of KPMG LLP	(3)
23.2	Consent of McGuireWoods LLP	(5)
24.1	Power of Attorney	(6)

(1)
Incorporated herein by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-14798) filed with the Commission on September 9, 2004 for the fiscal quarter ended July 31, 2004.

(2)
Incorporated herein by reference from Exhibits 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-14798) filed with the Commission on August 8, 2017 for the fiscal quarter ended July 31, 2017.

(3)	Filed herewith.
(4)	Contained in Item 9 hereof.
(5)	Contained in the Opinion filed as Exhibit 5.1 hereof.
(6)	Contained in the Registrant’s signature page hereof.

Item 9.	Undertakings
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on February 23, 2018

AMERICAN WOODMARK CORPORATION
         By: /s/ S. Cary Dunston_______________________________________
     S. Cary Dunston
President and Chief Executive Officer

We, the undersigned directors and officers of American Woodmark Corporation, do hereby constitute and appoint S. Cary Dunston and M. Scott Culbreth, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 23, 2018.

Signature	Title

/s/ S. Cary Dunston____________ S. Cary Dunston	President and Chief Executive Officer (Principal Executive Officer); Chairman of the Board

/s/ M. Scott Culbreth___________ M. Scott Culbreth	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew B. Cogan___________ Andrew B. Cogan	Director

/s/ James G. Davis, Jr.__________ James G. Davis, Jr.	Director

/s/ Martha M. Hayes_______ Martha M. Hayes	Director

/s/ Daniel T. Hendrix___________ Daniel T. Hendrix	Director

/s/ Carol B. Moerdyk___________ Carol B. Moerdyk	Director

/s/ David W. Moon_____________ David W. Moon	Director

/s/ Vance W. Tang______________ Vance W. Tang	Director

PLAN SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the American Woodmark Corporation Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on February 23, 2018.

AMERICAN WOODMARK CORPORATION
RETIREMENT SAVINGS PLAN

By: /s/ Kevin Dunnigan
Kevin Dunnigan, on behalf of the American Woodmark
Corporation Pension Committee